Exhibit 99.1

GlobalSCAPE, Inc. Reports Fiscal Second Quarter 2019 Financial Results

Company achieves first $10 million revenue quarter with record profitability

Board of Directors declares $0.015 per share quarterly dividend

SAN ANTONIO — July 25, 2019 — GlobalSCAPE, Inc. (NYSE American: GSB), a worldwide leader in the secure movement and integration of data, today announced financial results for its fiscal second quarter ended June 30, 2019.

Revenue for the second quarter of 2019 was $10.3 million, a 21% increase when compared with revenue of $8.5 million for the second quarter of 2018. The revenue increase is attributable to the company-wide focus on our flagship EFT platform product. Gross margin was $8.7 million, or 84% of total revenue, compared to $6.9 million, or 81% of total revenue in the same quarter a year ago.

Operating expenses for the second quarter of 2019 decreased 30% to $4.2 million, compared to $6 million in the same period a year ago.

Net income for the second quarter of 2019 was $3.6 million compared to $593,000 for the second quarter of 2018. Earnings per share were $0.21 for the second quarter of 2019 compared to $0.03 for the second quarter of 2018.

Adjusted EBITDA for the second quarter of 2019 was $5.6 million compared to $1.6 million for the second quarter of 2018.

The Company had no debt, and cash and cash equivalents totaled $10 million, at June 30, 2019. On May 27, 2019, the Company paid a special dividend of $0.50 per share of common stock totaling $8.7 million. The Company had 17,314,369 shares outstanding as of June 30, 2019.

The Company also announced a dividend of $0.015 per share of common stock. The dividend is payable August 20, 2019 to shareholders of record at the close of business at 5 p.m. Eastern Time on August 6, 2019.

“The momentum in our business continued in the second quarter and we are gratified with the results,” said Robert Alpert, Chairman of GlobalSCAPE’s Board of Directors and Interim CEO. “We drove exceptional financial performance and achieved record revenue and our first $10 million revenue quarter. Gross margins improved to 84% and we generated $5.6 million in adjusted EBITDA. The strength of our customer relationships can be seen in the 25% year over year increase in our maintenance and support revenue. We continue to benefit from a loyal customer base that values our evolving product platform and world-class support service offering.”

“As a demonstration of our financial strength, confidence in our operating model, and ability to generate significant free cash flow, we paid a special dividend to shareholders on May 27, 2019 of $0.50 per share totaling $8.7 million. Although we did not repurchase shares in the quarter, we will continue to monitor capital markets for opportunities to repurchase shares and consider other actions designed to enhance shareholder value.”

About Globalscape

GlobalSCAPE, Inc. (NYSE American: GSB) is a pioneer in securing and automating the movement and integration of data seamlessly in, around and outside your business, between applications, people and places, in and out of the cloud. GlobalSCAPE provides cloud services that automate your work, secure your data, and integrate your applications – while giving visibility to those who need it. GlobalSCAPE makes business flow brilliantly. Visit www.globalscape.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “would,” “exceed,” “should,” “anticipates,” “believe,” “expect,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause the actual results of the operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the overall level of consumer spending on our products; general economic conditions and other factors affecting consumer confidence; disruption and volatility in the global capital and credit markets; the Company’s ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, our information systems; legal, regulatory, political and economic risks in international markets; the results of our reduction in force; the discovery of additional information relevant to the internal investigation; the possibility that additional errors relevant to the recently completed restatement may be identified; pending litigation and other proceedings and the possibility of further legal proceedings adverse to the Company resulting from the restatement or related matters; the costs associated with the restatement and the investigation, pending litigation and other proceedings and possible future legal proceedings; and our decreased “public float” (the number of shares owned by non-affiliate stockholders and available for trading in the securities markets) as a result of share repurchases. More information on potential risks and other factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the SEC, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release and speak only as of the date hereof.

Use of Non-GAAP Measures

The Company uses Adjusted EBITDA (Earnings Before Interest, Taxes, Total Other Income/Expense, Depreciation, Amortization, and Share-Based Compensation Expense) to provide a view of income and expenses that is supplemental and secondary to the primary assessment of net income (loss) as presented in the condensed consolidated statement of operations and comprehensive income.

Prior to 2018, we did not add back the amortization of capitalized software development costs in our Adjusted EBITDA computation. In 2018, after researching the methods used by other software companies, we changed our method of computing Adjusted EBITDA to include the amortization of capitalized software development cost in order to enhance the comparability of the computation to that of our peers. A reconciliation of Adjusted EBITDA previously reported to the current presentation is provided at the end of this release.

Adjusted EBITDA is not a measure of financial performance under GAAP. It should not be considered as a substitute for net income (loss) presented on our condensed consolidated statement of operations and comprehensive income. Adjusted EBITDA has limitations as an analytical tool and when assessing our operating performance. Adjusted EBITDA should not be considered in isolation or without a simultaneous reading and consideration of our financial statements prepared in accordance with GAAP. A reconciliation of net income (loss) to Adjusted EBITDA is provided at the end of this release.

GlobalSCAPE Investor Relations Contact:
ir@GlobalSCAPE.com

GlobalSCAPE Public Relations Contact:
Zintel Public Relations
Matthew Zintel
matthew.zintel@zintelpr.com

Adjusted EBITDA

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net Income (loss)	$3,633	$593	$6,053	$(342)
Add (subtract) items to determine Adjusted EBITDA:
Income tax expense	926	336	1,673	105
Interest (income) expense, net	(30)	(80)	(54)	(156)
Depreciation and amortization:
Total depreciation and amortization	506	525	916	1,120
Share-based compensation expense	574	191	1,449	862

Adjusted EBITDA	$5,609	$1,565	$10,037	$1,589

Previously Reported EBITDA Reconciliation

	Three Months Ended	Six Months Ended
	June 30,	June 30,
	2018	2018
Adjusted EBITDA as previously reported	$1,101	$590
Amortization of capitalized software development costs	464	999
Adjusted EBITDA as now reported	$1,565	$1,589